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Contact:   Robert C. Weiner
                 Vice President, Investor Relations
                  904-332-3287

PSS WORLD MEDICAL ANNOUNCES PARTNERSHIP AND PRODUCT SOURCING
AGREEMENT WITH CHINA-BASED COMPANY TO ASSIST IN EXECUTION OF
THE COMPANY’S GLOBAL PRODUCT SOURCING STRATEGY

Jacksonville, Florida (January 25, 2005) – PSS World Medical, Inc. (NASDAQ/NM:PSSI) announced today that it has established a partnership with Tiger Medical (“Tiger”), a China-based company with expertise in sourcing medical products manufactured in China. Tiger will exclusively assist PSS World Medical (“PSS”) in its execution of its global product sourcing strategy designed to provide quality medical products to its customers located in the United States of America.

        The partnership and exclusive sourcing agreement focuses on two primary objectives – the delivery of consistent high quality medical products and improving supply chain efficiencies for healthcare customers in the U.S. The partnership includes an initial equity investment in Tiger and rights to purchase additional equity in Tiger based on performance targets and mutual success of the PSS World Medical, Inc sourcing initiative. The agreement gives PSS two seats on the Board of Directors of Tiger in return for the equity investment. Other terms of the agreement were not disclosed.

        David A. Smith, President and Chief Executive Officer, commented, “Our organization has planned extensively and analyzed a variety of opportunities before initiating the first phase of our global product sourcing strategy. We have partnered with Tiger Medical, whose principals have established three successful healthcare businesses in mainland China, Excel PharmaStudies, Pioneer Pharmaceuticals and Haoyisheng (Good Doctor). Mark Engel, the operating principal of Tiger, is an American who has very successfully executed on several business models to provide value to U.S.-based healthcare services and pharmaceutical companies.

        “Tiger has been operating and sourcing products for U.S. manufacturers for several years and has a well-established organization to ensure local market knowledge, expertise, quality assurance, factory relations and logistics efficiency. We believe this partnership will deliver strong value to our customers and stockholders.”

        PSS World Medical, Inc. is a specialty marketer and distributor of medical products to physicians and elder care providers through its two business units. Since its inception in 1983, PSS has become a leader in the two market segments that it serves with a focused market approach to customer services, a consultative sales force, strategic acquisitions, strong arrangements with product manufacturers and a unique culture of performance.

        All statements in this release that are not historical facts, including, but not limited to, statements regarding anticipated growth in revenue, gross and operating margins, and earnings, statements regarding the Company’s current business strategy, the Company’s ability t o successful implement its global product sourcing strategy and realize value for its business operations and customers, the Company’s ability to increase supply chain efficiency in the United States from the execution of its global product sourcing strategy, the Company’s ability to complete and integrate acquired businesses and generate acceptable rates of return, the Company’s projected sources and uses of cash, and the Company’s plans for future development and operations, are based upon current expectations. Specifically, forward-looking statements in this Press Release include, without limitation, the Company’s expected results in GAAP EPS, revenue, operating incomes and operating margins for continuing operations and discontinued operations for both the consolidated company and for each of its businesses in fiscal years 2005 and 2006; the expected operational cash flow in fiscal year 2005; the ability to sustain revenue growth and expected growth rates of the marketing programs in its Physician and Elder Care Businesses; timing of and results of expected flu vaccine sales during fiscal years 2005 and 2006; and expected sales growth from durable medical equipment, housekeeping, revenues derived from home care and assisted living customers, our expectations for revenue, operating income, operating margin, cash flow from operations and earnings per share for fiscal years 2005 and 2006, as well as other expectations of growth and financial and operational performance. These statements are forward looking in nature and involve a number of risks and uncertainties. Actual results may differ materially. Among the factors that could cause results to differ materially are the following: pricing and customer credit quality pressures; the loss of any of our distributorship agreements and our reliance on relationships with our vendors; our reliance on a limited number of elder care customers; the availability of sufficient

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capital to finance the Company’s business plans on terms satisfactory to the Company; competitive factors; the ability of the Company to adequately defend or reach a settlement of outstanding litigations and investigations involving the Company or its management; changes in labor, equipment and capital costs; changes in regulations affecting the Company’s business, such as the Medicare cliffs, changes in malpractice insurance rates and tort reform; the success of the Company’s efforts to integrate acquired companies and realize expected revenue and cost synergies; future acquisitions or strategic partnerships; general business and economic conditions; and other factors described from time to time in the Company’s reports filed with the Securities and Exchange Commission. Many of these factors are outside the control of the Company. The Company wishes to caution readers not to place undue reliance on any such forward looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company also wishes to caution readers that it undertakes no duty or is under no obligation to update or revise any forward-looking statements.

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